Exhibit 10.7

Execution Version

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made as of March 26, 2026, by and among Suncrete, Inc., a Delaware corporation (the “Company”), and the undersigned holders of all of the Senior Preferred Units (the “Senior Preferred Units”) of Concrete Partners Holding, LLC, a Delaware limited liability company (“CPH”), identified on the signature page hereto (each, an “Exchanging Holder” and collectively, the “Exchanging Holders”).

RECITALS

WHEREAS, CPH previously issued 26,000,000 Senior Preferred Units to the Exchanging Holders pursuant to the Amended and Restated Limited Liability Company Agreement of CPH, dated as of July 29, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “Company Agreement”), in the amounts set forth opposite such Exchanging Holder’s name on Exhibit A hereto;

WHEREAS, the Company desires to acquire, and each Exchanging Holder desires to exchange, such Exchanging Holder’s Senior Preferred Units set forth opposite such Exchanging Holder’s name on Exhibit A (the “Exchanged Units”) for an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), with each Exchanging Holder entitled to receive the number of shares of Series A Preferred Stock set forth on Exhibit A attached hereto, the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions of which are set forth in the Certificate of Designation of the Series A Convertible Perpetual Preferred Stock (the “Series A Certificate of Designation”) substantially in the form attached hereto as Exhibit B pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, each of the investors is an accredited investor, and the Exchange (as defined below) is being undertaken in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder;

WHEREAS, each of the parties agrees that for U.S. federal income tax purposes, it is intended that the Initial Merger, the Acquisition Merger, the PIPE Investment (as each such term is defined in the Business Combination Agreement (defined below)) and the Exchange be treated as integrated transactions constituting a single exchange as described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Exchange is permitted by that certain Credit Agreement, dated as of July 29, 2024, as amended by that certain First Amendment and Commitment Increase to Credit Agreement, dated as of October 17, 2025, as further amended by that certain Consent and Second Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, effective as of the Second Amendment Effective Date (as defined therein) (collectively, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

ARTICLE I.      EXCHANGE

1.01            The Exchange. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company and each Exchanging Holder shall transfer, assign, convey, and deliver to the Company, free and clear of all liens, all of such Exchanging Holder’s right, title, and interest in the Exchanged Units, and, in exchange therefor, the Company shall issue and deliver to each Exchanging Holder the number of shares of Series A Preferred Stock determined by dividing such Exchanging Holder’s Exchanged Units by 1,000 (collectively, the “Exchange”) and reflected on Exhibit A attached hereto. Each Exchanging Holder hereby agrees that in connection with the filing of the Series A Certificate of Designation and upon and subject to the Accrued Dividends payment pursuant to Section 1.03 and the Closing, all of CPH’s and the Company’s obligations to the Exchanging Holders under the terms and conditions of the Company Agreement shall be automatically terminated and cancelled in full without any further action required.

1.02            Filing of Certificate of Designation. Prior to the Closing, the Company shall cause to be filed with the Secretary of State of the State of Delaware the Series A Certificate of Designation.

1.03            Accrued Dividend Payment. On or prior to the Closing, any and all dividends that have accrued on the Senior Preferred Units through Closing (the “Accrued Dividends”) shall be paid by the Company to each Exchanging Holder in cash by wire transfer of immediately available funds to an account designated by such Exchanging Holder pursuant to the Company Agreement.

1.04            Closing. The Exchange (the “Closing”) shall occur automatically following the acceptance by the Secretary of State of the State of Delaware of the Series A Certificate of Designation and immediately prior to the closing of the Acquisition Merger pursuant to that certain Business Combination Agreement, dated as of October 9, 2025 (the “Business Combination Agreement”), by and among Haymaker Acquisition Corp. 4 (“SPAC”), the Company, Haymaker Merger Sub I, Inc., Haymaker Merger Sub II, LLC, and CPH (the Company’s business combination pursuant to the Business Combination Agreement, the “Business Combination”).

1.05            Delivery. In the Exchange, the Company shall, at the Closing, issue and deliver (or cause to be issued and delivered) the shares of Series A Preferred Stock to the Exchanging Holders in book-entry form. The Securities (as defined below) shall contain any restrictive legends required by the Securities Act. Each Exchanging Holder shall surrender and deliver (or cause to be surrendered and delivered) to the Company certificates representing the Senior Preferred Units (including any rights associated with such Senior Preferred Units) or, if the Senior Preferred Units are held in book-entry form, the Senior Preferred Units shall be deemed to be surrendered and delivered on the books of the Company’s transfer agent. For the avoidance of doubt, as of the Closing, all of the Exchanging Holders’ rights under the terms and conditions of the Company Agreement shall be extinguished.

1.06            Tax Treatment.  For U.S. federal (and applicable state and local) income tax purposes, the Company and the Exchanging Holders agree that the Exchange is intended to be treated as a contribution by the Exchanging Holders of the Exchanged Units to the Company pursuant to a transaction that is treated, together with the Initial Merger, the Acquisition Merger and the PIPE Investment (as each such term is defined in the Business Combination Agreement) as a series of integrated transactions constituting a single exchange that qualifies for tax-deferred treatment pursuant to Section 351(a) of the Code. Neither the Company nor any Exchanging Holder shall take any position inconsistent with such tax treatment on any tax return or pursuant to any legal proceeding, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

1.07            Other Documents. The Company and the Exchanging Holders shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

ARTICLE II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Exchanging Holder as of the date hereof as follows:

2.01            Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company, and no further consent or authorization of the Company or its board of directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03            No Conflicts. The execution, delivery, and performance of this Agreement by the Company does not and will not (a) violate or conflict with the certificate of incorporation or bylaws of the Company; (b) violate any law, rule, regulation, order, judgment, or decree applicable to the Company; or (c) conflict with, result in a breach of, or constitute a default under any material contract, agreement, or instrument to which the Company is a party or by which the Company is bound, except to the extent that it would not have a material adverse effect upon the ability of the Company to consummate the Exchange.

2.04            No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The Company has offered the Securities for sale only to accredited investors.

2.05            Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.06            Issuance of Securities. The shares of Series A Preferred Stock to be issued to the Exchanging Holders at the Closing have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. The Class A Common Stock, par value $0.001 per share, of the Company underlying the Series A Preferred Stock (the “Class A Common Stock”) has been duly authorized and, when issued upon conversion of the Series A Preferred Stock in accordance with its terms, shall be validly issued, fully paid and nonassessable.

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING HOLDERS

Each Exchanging Holder represents and warrants to the Company, severally and not jointly, as of the date hereof as follows:

3.01            Organization and Standing of the Exchanging Holder. If the Exchanging Holder is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02            Authorization and Power. Such Exchanging Holder has the requisite power and authority to enter into and perform this Agreement and to sell, assign, transfer and deliver its Senior Preferred Units hereunder. If it is an entity, the execution, delivery and performance of this Agreement by such Exchanging Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and in accordance with the laws of its jurisdiction of formation, and no further consent or authorization of such Exchanging Holder or its board of managers or similar governing body or equity holders is required to enter into and perform this Agreement. If Exchanging Holder is an individual, the Exchanging Holder’s signature on this Agreement is genuine, and the Exchanging Holder has legal competence and capacity to execute the same. When executed and delivered by such Exchanging Holder, this Agreement shall constitute the valid and binding obligations of such Exchanging Holder enforceable against such Exchanging Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.03            No Conflicts. The execution, delivery, and performance of this Agreement by such Exchanging Holder does not and will not (a) if it is an entity, conflict with or result in any violation of, breach of default by such Exchanging Holder (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, under any provision of any organizational documents of the Exchanging Holder, including, without limitation, its incorporation or formation papers, bylaws, indenture, or trust, partnership or operation agreement, as may be applicable, (b) violate any law, rule, regulation, order, judgment, or decree applicable to such Exchanging Holder; or (c) conflict with, result in a breach of, or constitute a default under any contract, agreement, or instrument to which such Exchanging Holder is a party or by which such Exchanging Holder or such Exchanging Holder’s Senior Preferred Units are bound.

3.04            Ownership. Such Exchanging Holder is the sole owner of all right, title and interest in and to the Senior Preferred Units as set forth opposite such Exchanging Holder’s name on Exhibit A under the column “Senior Preferred Units”, free and clear of all liens, and such amount of Senior Preferred Units set forth opposite such Exchanging Holder’s name on Exhibit A constitutes all of such Exchanging Holder’s Senior Preferred Units.

3.05            Accredited Investor Status. Such Exchanging Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Exchanging Holder has not been organized or reorganized (as such terms are interpreted under the Investment Company Act) for the specific purpose of acquiring the Securities (as defined below) or otherwise investing in the Company.

3.06            Investment Intent. Such Exchanging Holder is acquiring the Series A Preferred Stock as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Series A Preferred Stock. Such Exchanging Holder is acquiring the Series A Preferred Stock hereunder for its personal account for investment purposes or in the ordinary course of its business.

3.07            Sophistication. Such Exchanging Holder or, if the Exchanging Holder is a trust, such Exchanging Holder’s trustee directing the purchase of the Securities, has such knowledge and experience in financial and business matters that such Exchanging Holder is capable of evaluating the merits and risks of an investment in the Series A Preferred Stock. Such Exchanging Holder has been afforded the opportunity to ask questions of, and receive answers from, the management of the Company concerning this investment and has been provided access to information about the Company sufficient to enable such Exchanging Holder to evaluate the merits and risks of this investment. Such Exchanging Holder has reviewed the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2025, as amended, and declared effective on February 12, 2026, the accompanying prospectus, all supplements thereto and any other offering document used in connection with the Business Combination filed with the SEC and has been furnished with all other materials that it considers relevant to an investment in the Securities.

3.08            Securities Not Registered. The Exchanging Holder understands that (i) the sale or resale of the shares of Series A Preferred Stock and the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) such Exchanging Holder shall have delivered to the Company an opinion of counsel (which may be counsel to the Company) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act or other applicable exemption, and Rule 144 will not be available for a period of at least one year following the Company filing current Form 10 information about the Company with the SEC reflecting its status as an entity that is no longer a shell company after the closing of the Business Combination, and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

3.09            Acknowledgment of Representation. Each Exchanging Holder acknowledges that Haynes and Boone, LLP is counsel to the Company and such Exchanging Holder has obtained its own legal advice or consultation with respect to this Agreement.

ARTICLE IV.      OTHER AGREEMENTS OF THE PARTIES

4.01            Transfer of Securities.

(a)            Each Exchanging Holder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), permit the creation of any lien, pledge, dispose of or otherwise encumber any Securities or other securities of the Company of which ownership of record or the power to vote is now held or hereafter acquired by the Exchanging Holder prior to the termination of this Agreement, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, including, but not limited to, pursuant to this Agreement, being referred to herein as the “Company Securities”) or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to the Company and SPAC), (ii) deposit any Company Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Company Securities (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to the SPAC), or (iv) take any action that would have the effect of preventing or disabling the Exchanging Holder from performing its obligations hereunder. In addition and without limiting the foregoing, the Exchanging Holder agrees that, during the period that the Exchanging Holder and any permitted transferee owns any of the Company Securities, the Exchanging Holder and each of its permitted transferees agrees that it shall not enter into an agreement that is effective prior to the consummation of the Business Combination, to dispose of or otherwise transfer Company Securities.

(b)            The Exchanging Holder hereby agrees not to, during the period (the “Post-Closing Lock-Up Period”) commencing on the date of the closing of the Business Combination and ending on the earlier of (i) the one year anniversary of the closing of the Business Combination and (ii) the date after the closing of the Business Combination on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, without the prior written consent of the Company: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Company Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Company Securities, whether any such transaction is to be settled by delivery of such Company Securities, in cash or otherwise, or (C) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Company Securities or other securities, in cash or otherwise. The foregoing sentence shall not apply to the transfer of any or all of Company Securities owned by the Exchanging Holder (I) by gift, will or intestate succession upon the death of the Exchanging Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) in accordance with the requirements of this Agreement or the organizational documents of the Company, as amended, (V) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of the Company’s common stock granted pursuant to an equity incentive plan, stock purchase plan or other arrangement in satisfaction of any tax withholding obligations through cashless surrender or otherwise (provided any shares of the Company’s common stock issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement), or (VI) in connection with the exercise or conversion of any Derivative Instruments (defined below); provided, however, that in any of the cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding Company Securities subject to the provisions of this Agreement applicable to the Exchanging Holder, and there shall be no further transfer of such Company Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (aa) the members of the Exchanging Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (bb) any trust or charitable organization for the direct or indirect benefit of the Exchanging Holder or the immediate family of the Exchanging Holder, (cc) if the Exchanging Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (dd) if the Exchanging Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Exchanging Holder, or (ee) to any affiliate of the Exchanging Holder. The Exchanging Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Exchanging Holder shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (y) such plan does not provide for the transfer, sale or other disposal of Securities during the Post-Closing Lock-Up Period and (z) any public announcement or filing with the SEC under the Exchange Act made by any person regarding the establishment of such plan during the Post-Closing Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Post-Closing Lock-Up Period in contravention of this Agreement.

(c)            Notwithstanding anything contained herein to the contrary, (i) 33.33% of the Company Securities subject to the restrictions set forth in Section 4.01(b) held by the Exchanging Holder as of the closing of the Business Combination will be automatically released from the restrictions contained in Section 4.01(b) immediately prior to the opening of The Nasdaq Stock Market on the six month anniversary of the closing of the Business Combination and (ii) 33.33% of the Securities subject to the restrictions set forth in Section 4.01(b) held by the Exchanging Holder as of the closing of the Business Combination will be automatically released from the restrictions contained in Section 4.01(b) immediately prior to the opening of The Nasdaq Stock Market on the nine month anniversary of the closing of the Business Combination.

(d)            Notwithstanding anything contained herein to the contrary, if, prior to the expiration of the Post-Closing Lock-Up Period, the Company consents at its discretion to release any shares of Series A Preferred Stock, any securities underlying the Series A Preferred Stock, shares of the Company’s common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s common stock (such options, warrants or other securities, collectively, “Derivative Instruments”), held by any directors, officers, stockholders of 5.0% or more of the then outstanding shares of the Company’s common stock that has delivered a lock-up agreement to the Company in connection with the Business Combination, other than the Exchanging Holder, from the restrictions described herein (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the Exchanging Holder’s shares of the Company’s common stock underlying the Series A Preferred Stock subject to this Agreement shall also be released from the restrictions set forth herein on the same terms on a pro rata basis, such number of the Exchanging Holder’s shares of the Company’s common stock underlying the Series A Preferred Stock subject to this Agreement being the total number of shares of the Company’s common stock underlying the Series A Preferred Stock subject to this Agreement held by the Exchanging Holder on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of shares of the Company’s common stock underlying the Series A Preferred Stock and Derivative Instruments released pursuant to the Triggering Release and the denominator of which shall be the total number of shares of the Company’s common stock underlying the Series A Preferred Stock and Derivative Instruments held by the Triggering Release Party on such date that were subject to a lock-up restriction (e.g., restrictions similar to this Section 4.01) immediately prior to such release.

(e)            If any transfer of Company Securities is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Company Securities as one of its equity holders for any purpose. In order to enforce this Section 4.01, the Company may impose stop-transfer instructions with respect to the Company Securities of the Exchanging Holder (and Permitted Transferees and assigns thereof) until the end of the Post-Closing Lock-Up Period.

4.02            Registration Rights. The Company shall include the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock held by the Exchanging Holders on the next registration statement following the closing of the Business Combination that the Company files with the SEC providing for the resale of securities held by stockholders of the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

4.03            Restrictive Legends. For so long as the Securities have not been sold in accordance with an exemption from the registration requirements of the Securities Act, any certificates or book-entries representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES OR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

ARTICLE V.      CONDITIONS TO CLOSING

5.01            Conditions of the Exchanging Holder’s Obligations at Closing. The obligations of each Exchanging Holder to exchange their Senior Preferred Units for Series A Preferred Stock at Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)            the representations and warranties of the Company contained in Article II shall be true and correct in all material respects as of the Closing;

(b)            the Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including the payment of Accrued Dividends;

(c)            the Company shall have filed the Series A Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing; and

(d)            as of the Closing, the Available Cash (as such term is defined in the Business Combination Agreement) shall be less than $250,000,000.

5.02            Conditions of the Company’s Obligations at Closing. The obligations of the Company to exchange the Series A Preferred Stock for Senior Preferred Units at the Closing are subject to the fulfillment, on or before Closing, of each of the following conditions, unless otherwise waived:

(a)            this Agreement shall have been duly executed by each of the Exchanging Holders;

(b)            the representations and warranties of the Exchanging Holders contained in Article III shall be true and correct in all material respects as of the Closing;

(c)            the Exchanging Holders shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Exchanging Holders on or before the Closing;

(d)            as of the Closing, the Available Cash (as such term is defined in the Business Combination Agreement) shall be less than $250,000,000; and

(e)            a Preferred Equity Subordination Agreement, in the form substantially similar to the existing Preferred Equity Subordination Agreement previously entered into by the Exchanging Holders and reasonably acceptable to the Company and the Lenders (as defined in the Credit Agreement), shall have been duly executed by each Exchanging Holder.

ARTICLE VI.      MISCELLANEOUS

6.01            Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by (i) the Company and (ii) Exchanging Holders entitled to receive in the Exchange, in the aggregate, at least a majority of the number of shares of Series A Preferred Stock issuable at the Closing.

6.02            Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company prior to the Closing:

Suncrete, Inc.

c/o Haymaker Acquisition Corp. 4

324 Royal Palm Way, Suite 300-i

Palm Beach, Florida 33480

Attention: Christopher Bradley

Email: cbradley@mistralequity.com

With a copy (for informational purposes only) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020

Attention: Sidney Burke, Stephen P. Alicanti

Email: sidney.burke@us.dlapiper.com, stephen.alicanti@us.dlapiper.com

If to the Company after the Closing:

Suncrete, Inc.

817 E. 4th Street

Tulsa, OK 74120

Attention: Barrett Bruce

E-Mail: BBruce@suntx.com

With a copy (for informational purposes only) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

Attention: Matthew L. Fry; Rachel O’Donnell

E-mail: matt.fry@haynesboone.com; rachel.odonnell@haynesboone.com

If to an Exchanging Holder, to its mailing address and e-mail address set forth on the Exchanging Holder’s respective signature page attached hereto. Any Exchanging Holder hereto may from time to time change its address for notices by giving written notice of such changed address to the Company.

6.03            Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.04            Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

6.05            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties, except that the Company may assign its rights and obligations hereunder to any affiliate or successor entity without consent.

6.06            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.07            Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

SUNCRETE, INC.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley

EXCHANGING HOLDERS:

BARBER PROPERTIES, L.L.C

By:	/s/ Ron B. Barber
Name:	Ron B. Barber
Title:	Manager

Address: [*****]

BARBER FAMILY, LLC

By:	/s/ Rob B. Barber
Name:	Rob B. Barber
Title:	Manager

Address: [*****]

THE JOHN M. WALKER REVOCABLE TRUST

By:	/s/ John M. Walker
Name:	John M. Walker
Title:	Trustee

Address: [*****]

ROBERT M. AND MARY ANN SHARP TRUST
DATED DECEMBER 8, 2017

By:	/s/ Robert M. Sharp
Name:	Robert M. Sharp
Title:	Trustee

By:	/s/ Mary Ann Sharp
Name:	Mary Ann Sharp
Title:	Trustee

Address: [*****]

/s/ Mark A. Sharp
MARK A. SHARP

Address: [*****]

EAGLESNEST INVESTMENTS, LLC

By:	/s/ Randall Edgar
Name:	Randall Edgar
Title:	Manager

Address: [*****]

Exhibit A

Exchanging Holder	Senior Preferred Units	Series A Preferred Stock
Barber Properties, L.L.C	3,900,000	3,900
Barber Family, LLC	1,300,000	1,300
The John M. Walker Revocable Trust	5,200,000	5,200
Robert M. and Mary Ann Sharp Trust Dated December 8, 2017	2,600,000	2,600
Mark A. Sharp	2,600,000	2,600
Eaglesnest Investments, LLC	10,400,000	10,400
Total:	26,000,000	26,000

Exhibit B

Form of Series A Certificate of Designation